                                                                     Exhibit (N)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-129692, as amended, on Form N-2 of our report dated November 10, 2006 relating to the financial statements of Eaton Vance Tax-Managed Diversified Equity Income Fund appearing in the Statement of Additional Information, which is part of such Registration Statement and to references to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information which are part of such Registration Statement.


/s/ Deloitte & Touche L.L.P.
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DELOITTE & TOUCHE L.L.P.
Boston, Massachusetts
November 22, 2006